                                                                   EXHIBIT 3.1.5


                             ARTICLES OF AMENDMENT
                                       of
                            CROWN CASINO CORPORATION


                                       I.

     The name of the Corporation is Crown Casino Corporation.

                                      II.

     The Articles of Incorporation of Crown Casino Corporation shall be amended by deleting Article I thereof in its entirety and substituting the following in lieu thereof:

                                  "Article One

               The name of the Corporation is Crown Group, Inc."

                                      III.

     The amendment set forth in these Articles of Amendment was adopted by the stockholders of the Corporation on October 1, 1997.

                                      IV.

     On August 15, 1997, the record date for determining stockholders entitled to vote at the stockholders' meeting there were 9,935,785 shares of common stock outstanding and entitled to vote on the amendment to the Articles of Incorporation.

                                       V.

     The amendment set forth in these Articles of Amendment received the number of votes in favor of and against its adoption as indicated below:

                          Votes in                 Votes
                           Favor                  Against
                           -----                  -------
                         9,211,650                37,567

     IN WITNESS WHEREOF, the Corporation has caused the Articles of Amendment to be executed by its president, a duly authorized officer of the Corporation on this 1st day of October, 1997.


                                                  CROWN CASINO CORPORATION

                                             By:  /s/ EDWARD R. McMURPHY
                                                  -----------------------------
                                                  Edward R. McMurphy
                                                  President and Chief Executive
                                                  Officer